--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 31, 2004
--------------------------------------------------------------------------------


                                ZALE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                        001-04129                     75-0675400
--------------                     ---------               --------------------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


901 West Walnut Hill Lane, Irving, Texas                 75038-1003
--------------------------------------------------------------------------------
(Address of principle executive offices)                 (Zip code)



Registrant's telephone number, including area code:       (972) 580-4000
--------------------------------------------------------------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On August 31, 2004, Zale Corporation issued a press release reporting its financial results for its fourth fiscal quarter and year ended July 31, 2004. A copy of the press release is hereby furnished as Exhibit 99.1 and incorporated herein by reference.

         The attached press release includes a presentation of earnings and earnings per share, for the fiscal quarter ended July 31, 2003, that excludes costs associated with redeeming the Company's senior notes in the fourth quarter of fiscal year 2003. In addition, the attached press release includes a presentation of earnings and earnings per share, for the fiscal year ended July 31, 2003, that excludes the senior note redemption costs as well as a non-cash goodwill impairment charge incurred during the second quarter of fiscal year 2003. Such measures are not measures of financial performance under GAAP and should not be considered as alternatives to net earnings and earnings per share as computed under GAAP for the applicable period. The Company considers net earnings and earnings per share to be the most comparable GAAP measures and has presented reconciling information in the first and second paragraphs of the press release.

         The Company believes that these non-GAAP financial measures are helpful, when presented in conjunction with the comparable GAAP measures. Management uses earnings measures adjusted to exclude the charges as part of its evaluation of the performance of the Company. Further, the Company believes these measures provide useful information to investors because the charges excluded relate to events that resulted in a significant impact during the second and fourth quarters of fiscal year 2003 and will recur with unpredictable frequency. Non-cash goodwill impairment charges may occur in the future, as the Company reviews its goodwill each year under SFAS 142; however, such charges will vary in size and frequency. Unusual financing charges, such as the costs associated with redeeming the senior notes, occur more regularly in the Company's business, but vary in size and frequency.

         In addition, the attached press release includes a presentation of "free operating cash flow." Free operating cash flow is a non-GAAP financial measure and is defined as cash flows from operating activities (in accordance with GAAP) less net capital expenditures. The Company considers cash flows from operating activities to be the most comparable GAAP financial measure, and has included in the press release a reconciliation of cash flows from operating activities to free operating cash flow.

         The Company believes the presentation of free operating cash flow presents useful information about the amount of cash generated from operations after making capital investments to support growth initiatives. Free operating cash flow should not be considered as an alternative to cash flows from operating, financing or investing activities or as a measure of liquidity. Further, free operating cash flow does not represent the total increase or decrease in the cash balance for the period. Readers are encouraged to review the Statement of Cash Flows included in the attached press release for information regarding the Company's cash flows from operating, financing and investing activities under GAAP.

         The information set forth under this Item 2.02 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

                                  EXHIBIT INDEX

99.1              Press Release of Zale Corporation issued August 31, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




ZALE CORPORATION
----------------
Registrant


Date:    August 31, 2004                  By: /s/ Cynthia T. Gordon
--------------------------------------------------------------------------------
                                          Cynthia T. Gordon
                                          Senior Vice President,
                                          Controller
                                          (principle accounting officer
                                          of the registrant)




--------------------------------------------------------------------------------